Exhibit 11

                VALUEVISION INTERNATIONAL, INC. AND SUBSIDIARIES

                       Computation of Net Income Per Share


                                           Three Months Ended October 31,

                                                1996           1995
                                            -----------    -----------

Net income                                  $   608,736    $ 8,131,378
                                            ===========    ===========

Weighted average number of common
shares outstanding                           33,627,770     29,193,596

Shares assumed to be issued upon the
exercise of common stock options and
warrants under the treasury stock method           --             --
                                            -----------    -----------

Weighted average number of common
shares and common equivalent shares
outstanding                                  33,627,770     29,193,596
                                            ===========    ===========

Net income per common and dilutive
common equivalent shares                    $      0.02    $      0.28
                                            ===========    ===========



                                            Nine Months Ended October 31,

                                                1996           1995
                                            -----------    -----------


Net income                                  $17,207,590    $ 7,777,677
                                            ===========    ===========

Weighted average number of common
shares outstanding                           30,852,210     28,400,069

Shares assumed to be issued upon the
exercise of common stock options and
warrants under the treasury stock method        354,764           --
                                            -----------    -----------

Weighted average number of common
shares and common equivalent shares
outstanding                                  31,206,974     28,400,069
                                            ===========    ===========

Net income per common and dilutive
common equivalent shares                    $      0.55    $      0.27
                                            ===========    ===========